AMENDED STOCK PLEDGE AGREEMENT


   This Amended Stock Pledge Agreement is made to be
  effective the 19th day of October, 1989 by and between HICKORY FURNITURE COMPANY, a Delaware corporation ("Hickory"), and INDIANA FINANCIAL INVESTORS, INC., an Indiana corporation ("IFI"). This Agreement amends, restates and supersedes the Stock Pledge Agreements dated September 30, 1987 and October 19, 1988 by and between Hickory and IFI.

   Recitals
   A. Hickory previously executed and delivered to IFI two Promissory Notes dated September 30, 1987 (the "1987 Notes") in connection with the sale by IFI of certain assets.
   B. Hickory previously executed and delivered to IFI a Promissory Note dated October 19, 1988 (the "Old Note") in connection with the sale by IFI of certain assets.

   C. The 1987 Notes and the Old Note were secured by a pledge of certain shares owned by Hickory of Wisconsin Real Estate Investment Trust, a Wisconsin common law business trust ("WREIT"), pursuant to Stock Pledge Agreements dated September 30, 1987 and October 19, 1988 executed by IFI and Hickory.

   D. Hickory is executing and delivering to IFI a Promissory Note dated October 19, 1989 (the "New Note") in satisfaction of the Old Note.

   E. Hickory desires to secure the New Note and to continue to secure the 1987 Notes with a pledge of certain WREIT shares, and Hickory desire for IFI to continue to hold such WREIT shares as collateral for payment of all amounts due from Hickory to IFI.

                               Agreement

   Now, therefore, in consideration of the mutual promises contained herein and other good and valuable consideration, the parties agree as follows:
   1. Pledge. Hickory hereby pledges, assigns and transfers to and grants to IFI a security interest in 1,095,850 shares of WREIT, as represented by the certificates described on Exhibit A attached hereto and made a part hereof. IFI shall hold the pledged shares as security for the prompt and complete payment when due of the 1987 Notes, the New Note and any other obligations of Hickory to IFI (collectively, the "Obligations") and shall not encumber or dispose of such shares except in accordance with the provisions of Section 8 or 9 of this Agreement.

   2 . Dividends. During the term of this Agreement and so long as Hickory is not in default under any of the Obligations, all dividends and other amounts paid upon the pledged shares shall be the property of Hickory and if received by IFI shall be promptly remitted to Hickory.

   3. Voting Rights. During the term of this Agreement and so long as Hickory is not in default under any of the Obligations, Hickory shall have the right to vote the pledged shares and to give consents, waivers and ratifications in respect of the pledged shares, and if necessary, IFI shall execute due and timely proxies in favor of Hickory to this end; provided, however, that no vote shall be cast or consent, waiver or ratification given, or action taken, which would impair the pledged shares or be inconsistent with or violate any provision in this Agreement or the Obligations.

   4. Representations. Hickory warrants and represents that: it is the legal and beneficial owner of and has good and marketable title to the pledged shares, all of which have been duly and validly issued, are fully paid and non-assessable; that there are no restrictions upon the transfer of any of the pledged shares; that it has the right to transfer such shares free of any encumbrances without the consent or authorization of any other party; and, that such transfer shall not violate or conflict with any applicable rule, law or regulation.
   5. Adjustments. In the event that, during the term of this Agreement, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of WREIT, all new, substituted and additional shares, or other securities, issued by reason of any such change shall be held by IFI under the terms of this Agreement in the same manner as the shares originally pledged hereunder.

   6. Warrants and Rights. In the event that during the term of this Agreement, subscription warrants or any other rights or options shall be issued in connection with the pledged shares, such warrants, rights and options shall be immediately assigned by Hickory to IFI and if exercised by Hickory all new shares or other securities so acquired by Hickory shall be immediately assigned to IFI to be held under the terms of this Agreement in the same manner as the shares originally pledged hereunder.

   7. Covenants. Hickory covenants and agrees that, without the consent of IFI, during the term of this Agreement it will not dispose of, grant any option or create any encumbrance with respect to the pledged shares except for the security interest created herein.

   8. Payment of Note. Upon prepayment in full or payment at maturity of all of the Obligations, IFI shall transfer to Hickory all the pledged shares and any rights received by IFI.

   9. Default. In the event that Hickory defaults in the performance of any of the terms of this Agreement, or in the event of default under any of the Obligations, IFI may apply any payments it receives in connection with the pledged shares against all or any part of the payments due. Any balance of such payments remaining after payment in full shall be paid over to
  Hickory. In addition, IFI shall have the rights and remedies of a secured party provided in the Uniform Commercial Code in force in the State of Indiana at the date of this Agreement. In this connection, IFI may, upon ten days, notice to Hickory of the time and place of a public sale or of the time after which a private sale may take place, sent by registered mail, and without liability for any dimunution in price which may have occurred, sell or dispose of all the pledged shares in such manner and for such price as IFI may determine. If IFI is compelled to resort to one or more private sales of the pledged shares to a restricted group of purchasers who are obliged to agree, among other things to acquire such securities for their own account for investment and not with a view to the distribution of resale thereof, Hickory agrees that any such private sale may result in prices and terms less favorable than those resulting from a public sale and Hickory agrees any such private sale shall be deemed to have been made in a commercially reasonable manner. Hickory agrees to do or cause to be done all such other acts and things as may be necessary to make such sales valid and binding and in compliance with all applicable law, regulations or orders. At any bona fide public sale IFI shall be free to purchase all or any part of the pledged shares. Out of the proceeds of any sale, IFI may retain an amount equal to the principal and interest then due on the New Note and the 1987 Notes, plus the cost of collection, including attorneys' fees, and the expenses of the sale, and shall pay any balance of such proceeds to Hickory. In the event that the proceeds of any sale are insufficient to cover the principal and interest of the New Note and the 1987 Notes plus expenses of the sale, Hickory shall remain liable to IFI for any deficiency.

   10.     Waivers,  Amendments.   None  of  the  terms  or provisions of this
 Agreement may be waived, modified or amended except by written agreement of the parties.

   11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

   12. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Indiana.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                                     HICKORY FURNITURE COMPANY


                                                         By:__________________
                                                    Printed:__________________
                                                      Title:__________________



 ATTEST:



                                             INDIANA FINANCIAL INVESTORS, INC.



                                             By: Richard H. Kendall, President



 ATTEST:



 Eugene L. Henderson, Secretary



 5097E

                              Exhibit "A"
                                  to
                        Stock Pledge Agreement
                                between
                       Hickory Furniture Company
                                  and
                   Indiana Financial Investors, Inc.



 Certificate No.                     No. of Shares

          CU18130                        322,800
          CU18131                          7,000
          CU18140                         30,000
          CU18163                         34,000
          CU18166                         31,500
          CU18190                          5,000
          CU18194                         12,500
          CU18202                         10,000
          CU18225                          5,000
          CU18240                          2,000
          CU18282                          5,000
          CU18284                         13,000
          CU18474                         25,000
          CU18487                         10,000
          CU18872	                  			   40,000
          CU18866			                      25,000
          CU18875				                     25,772
          CU18880				                     90,000
          CU18991				                      7,000
          CU19180				                     25,000
          CU19095				                      7,800
          CU19192			                  	    5,000
          CU19183				                      7,500
          CU19184			                  	   12,000
          CU19305				                      6,000
          CU19288			                  	   28,000
          CU19320				                      1,000
          CU19326				                      9,000
          CU19333				                      2,500
          CU19342				                      1,000
          CU19358				                      4,300
          CU19388				                      3,500
          CU19407				                      4,000
          CU19414				                     12,000







  Certificate No.                    No. of Shares

          CU19445             			          5,000
          CU19451				                      8,000
          CU19456				                      2,000
          CU19473				                      6,500
          CU19485				                      7,000
          CU19503				                      7,000
          CU19523				                      7,000
          CU19533				                     10,000
          CU19700				                     20,000
          CU19714				                      3,000
          CU19721				                     10,000
          CU19783				                     20,000
          CU19777				                     40,500
          CU19832				                     10,678
          CU19863				                      6,000
          CU19873				                     14,000
          CU19957				                      7,500
          CU19964				                     32,000
          CU20019				                      8,000
          CU20020				                      8,500
          CU20056				                      5,000
          CU20054				                     16,000
          CU20067				                      8,000
          CU20072				                      5,000
					                                 ----------
               		Total                 1,095,850
                                       =========